Exhibit 99.1

DFIN Reports First Quarter 2022 Results

CHICAGO – May 5, 2022 – Donnelley Financial Solutions, Inc. (NYSE: DFIN), (the “Company” or "DFIN") today reported financial results for the first quarter of 2022.

Highlights for the first quarter of 2022:

•
Record first-quarter software solutions net sales of $69.8 million, an increase of 15.8%, from the first quarter of 2021; software solutions net sales accounted for 33.1% of total net sales, up from 24.6% in the first quarter of 2021.
•
Total net sales of $211.0 million.
•
Net earnings of $26.4 million, or $0.77 per diluted share; Adjusted EBITDA(a) of $51.1 million and Adjusted EBITDA margin of 24.2%.
•
Non-GAAP gross leverage of 0.7x and non-GAAP net leverage of 0.7x.
•
During the first quarter, the Company repurchased 1,227,303 shares for $42.1 million at an average price of $34.26 per share. As of March 31, 2022, the remaining share repurchase authorization was $123.0 million.

“We are pleased with the sales momentum across our software solutions offerings, which grew nearly 16% versus first quarter of 2021, led by the performance of our recurring compliance products which posted 19% sales growth in the quarter, including 29% growth in ActiveDisclosure sales. Our dataroom product, Venue, grew 12%, significantly outpacing the sales decline in capital markets transactions. Total software solutions net sales made up 33% of first quarter 2022 net sales, a record level of software sales mix and another positive proof point on our journey to becoming a software-centric company,” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “We are equally pleased with our margin performance in the quarter. Adjusted EBITDA margin in the quarter was 24.2%, reflecting not only the benefit of our evolving sales mix, but also the permanent changes we have made to our cost structure. Additionally, our strong Adjusted EBITDA combined with improved working capital helped to deliver better-than-expected first-quarter free cash flow (a), despite a significant increase in performance-related compensation payments made in the first quarter related to our strong 2021 results.”

“Our updated projections have us exceeding our ‘44 in 24’ goal of targeting 44% of our sales from software solutions by the year 2024. Further, we expect nearly 60% our total sales to be from software solutions by 2026, with a financial profile consistent with such a sales mix. I am enthusiastic about achieving our strategic objective; to be the market leading provider of regulatory and compliance solutions, while delivering increasing value to our customers, employees, and shareholders.” Leib concluded.

(a) Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

Net Sales

Net sales in the first quarter of 2022 were $211.0 million, a decrease of $34.3 million, or 14.0%, from the first quarter of 2021. Net sales decreased due to lower capital markets transactional activity and a decrease in print volumes as a result of regulatory impacts eliminating print requirements, partially offset by growth in software solutions and higher capital markets compliance volume.

Net Earnings

For the first quarter of 2022, net earnings were $26.4 million, or $0.77 per diluted share, as compared to $35.2 million, or $1.02 per diluted share, in the first quarter of 2021. Net earnings in the first quarter of 2022 included after-tax charges of $1.9 million, or $0.05 per diluted share, primarily due to restructuring, impairment and other charges, net and share-based compensation expense. Net earnings in the first quarter of 2021 included after-tax charges of $4.6 million, or $0.13 per diluted share, primarily related to estimated multiemployer pension plans obligations arising from the bankruptcy of LSC Communications, Inc.

Adjusted EBITDA and Non-GAAP Net Earnings

For the first quarter of 2022, Adjusted EBITDA was $51.1 million, a decrease of $20.0 million as compared to the first quarter of 2021. For the first quarter of 2022, Adjusted EBITDA margin was 24.2%, a decrease of approximately 480 basis points as compared to the first quarter of 2021. The decrease in Adjusted EBITDA and Adjusted EBITDA margin was driven by lower transactional sales volumes, partially offset by growth in software solutions sales and capital markets compliance volumes, as well as lower incentive compensation expense and the impact of cost savings initiatives.

For the first quarter of 2022, non-GAAP net earnings were $28.3 million, or $0.82 per diluted share, as compared to $39.8 million, or $1.15 per diluted share, in the first quarter of 2021.

Reconciliations of net earnings to Adjusted EBITDA, Adjusted EBITDA margin and non-GAAP net earnings are presented in the attached tables.

Regulatory Impacts

The Company previously disclosed in a Current Report on Form 8-K filed with the SEC on July 22, 2020, that the implementation of SEC Rule 30e-3 (elimination or reduction of print annual and semi-annual reports), Rule 498A (elimination or reduction of print summary prospectus) and the Company’s exiting of certain printing and distribution relationships were expected to reduce the Company’s print-related 2021 net sales by approximately $130 million to $140 million, with the associated reduction in net earnings and Adjusted EBITDA of approximately $4 million to $7 million and approximately $5 million to $10 million, respectively, in 2021.

In 2021, the Company realized reductions in net sales, net earnings and Adjusted EBITDA of approximately $100 million, $2 million and $3 million, respectively. For 2022, the Company expects an incremental reduction in print-related net sales of approximately $40 million with a de minimis impact on net earnings and Adjusted EBITDA.

Company Results and Conference Call

DFIN's earnings press release for the first quarter of 2022, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that has been furnished to the SEC on May 5, 2022, is available on the Company's investor relations website at investor.dfinsolutions.com. A supplemental trending schedule of historical results, including additional breakouts of segment-level net sales, is also available on the Company's investor relations website.

DFIN will hold a conference call and webcast on May 5, 2022, at 9:00 a.m. Eastern time to discuss financial results for the first quarter of 2022, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.

About DFIN

DFIN is a leading global risk and compliance solutions company. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on Twitter @DFINSolutions or on LinkedIn.

Investor Contact:

Mike Zhao

Investor Relations

investors@dfinsolutions.com

Use of Non-GAAP Information

This news release contains certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP selling, general, and administrative expenses (“SG&A”), non-GAAP income from operations, non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings, non-GAAP diluted earnings per share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, which include non-GAAP gross profit, non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings and non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s COVID-19 related recoveries and expenses, LSC multiemployer pension plans obligations, non-income tax charges (income), net, accelerated rent expense, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign currency exchange rates.

These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under "Special Note Regarding Forward-Looking Statements" in DFIN's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, those discussed under “Special Note Regarding Forward-Looking Statements” in DFIN’s Quarterly Reports on Form 10-Q, and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$10.4	$54.5
Receivables, less allowances for expected losses of $14.5 in 2022 (2021 - $12.7)	218.8	199.1
Prepaid expenses and other current assets	32.4	23.5
Assets held for sale	2.6	2.6
Total current assets	264.2	279.7
Property, plant and equipment, net	18.4	18.7
Operating lease right-of-use assets	45.2	42.6
Software, net	66.5	63.7
Goodwill	409.9	410.0
Other intangible assets, net	8.5	8.7
Deferred income taxes, net	31.7	31.7
Other noncurrent assets	27.2	28.2
Total assets	$871.6	$883.3

Liabilities
Accounts payable	$54.8	$36.3
Operating lease liabilities	18.5	17.9
Accrued liabilities	129.7	207.2
Total current liabilities	203.0	261.4
Long-term debt	194.1	124.0
Deferred compensation liabilities	19.5	19.8
Pension and other postretirement benefits plan liabilities	39.3	40.6
Noncurrent operating lease liabilities	40.5	39.4
Other noncurrent liabilities	21.3	21.1
Total liabilities	517.7	506.3

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and outstanding: 36.8 shares and 32.4 shares in 2022 (2021 - 35.9 shares and 33.0 shares)	0.4	0.4
Treasury stock, at cost: 4.4 shares in 2022 (2021 - 2.9 shares)	(111.1)	(57.1)
Additional paid-in capital	264.4	260.6
Retained earnings	277.8	251.4
Accumulated other comprehensive loss	(77.6)	(78.3)
Total equity	353.9	377.0
Total liabilities and equity	$871.6	$883.3

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended March 31,
	2022	2021
Net sales
Tech-enabled services	$91.7	$118.5
Software solutions	69.8	60.3
Print and distribution	49.5	66.5
Total net sales	211.0	245.3
Cost of sales (a)
Tech-enabled services	37.7	41.0
Software solutions	27.5	24.5
Print and distribution	33.7	44.8
Total cost of sales	98.9	110.3
Selling, general and administrative expenses (a)	64.3	73.5
Depreciation and amortization	10.7	9.8
Restructuring, impairment and other charges, net	1.8	0.8
Income from operations	35.3	50.9
Interest expense, net	1.5	5.3
Investment and other income, net	(0.2)	(0.8)
Earnings before income taxes	34.0	46.4
Income tax expense	7.6	11.2
Net earnings	$26.4	$35.2

Net earnings per share:
Basic	$0.80	$1.05
Diluted	$0.77	$1.02
Weighted average number of common shares outstanding:
Basic	32.9	33.6
Diluted	34.4	34.5

Additional information:
Gross margin (a)	53.1%	55.0%
SG&A as a % of total net sales (a)	30.5%	30.0%
Operating margin	16.7%	20.8%
Effective tax rate	22.4%	24.1%

__________

(a)
Exclusive of depreciation and amortization

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended March 31, 2022 and 2021

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended March 31, 2022
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$112.1	$64.3	$35.3	16.7%	$26.4	$0.77
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	1.8	0.9%	1.3	0.04
Share-based compensation expense	—	(3.6)	3.6	1.7%	0.8	0.02
Non-income tax, net	—	0.3	(0.3)	(0.1%)	(0.2)	(0.01)
Total Non-GAAP adjustments (a)	—	(3.3)	5.1	2.4%	1.9	0.05
Non-GAAP measures (a)	$112.1	$61.0	$40.4	19.1%	$28.3	$0.82

	For the Three Months Ended March 31, 2021
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$135.0	$73.5	$50.9	20.8%	$35.2	$1.02
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	0.8	0.3%	0.6	0.02
Share-based compensation expense	—	(3.1)	3.1	1.3%	(0.7)	(0.02)
LSC multiemployer pension plans obligations	—	(7.3)	7.3	3.0%	5.2	0.15
Non-income tax, net	—	(0.1)	0.1	—	0.1	—
COVID-19 related recoveries, net	(0.9)	—	(0.9)	(0.4%)	(0.7)	(0.02)
Loss on equity investment	—	—	—	—	0.1	—
Total Non-GAAP adjustments (a)	(0.9)	(10.5)	10.4	4.2%	4.6	0.13
Non-GAAP measures (a)	$134.1	$63.0	$61.3	25.0%	$39.8	$1.15

__________

(a)
Totals may not foot due to rounding.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Three Months Ended March 31, 2022 and 2021

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Three Months Ended March 31, 2022
Net sales	$44.7	$103.6	$25.1	$37.6	$—	$211.0
Income (loss) from operations	4.3	28.9	6.2	8.1	(12.2)	35.3
Operating margin %	9.6%	27.9%	24.7%	21.5%	nm	16.7%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.8	0.4	0.1	0.4	0.1	1.8
Share-based compensation expense	—	—	—	—	3.6	3.6
Non-income tax, net	(0.2)	(0.1)	—	—	—	(0.3)
Total Non-GAAP adjustments	0.6	0.3	0.1	0.4	3.7	5.1

Non-GAAP income (loss) from operations	$4.9	$29.2	$6.3	$8.5	$(8.5)	$40.4
Non-GAAP operating margin %	11.0%	28.2%	25.1%	22.6%	nm	19.1%

Depreciation and amortization	5.1	1.5	2.9	1.1	0.1	10.7
Adjusted EBITDA	$10.0	$30.7	$9.2	$9.6	$(8.4)	$51.1
Adjusted EBITDA margin %	22.4%	29.6%	36.7%	25.5%	nm	24.2%

Capital expenditures	$5.3	$0.7	$3.0	$0.6	$0.3	$9.9

For the Three Months Ended March 31, 2021
Net sales	$38.5	$138.5	$21.8	$46.5	$—	$245.3
Income (loss) from operations	6.5	59.1	2.0	6.3	(23.0)	50.9
Operating margin %	16.9%	42.7%	9.2%	13.5%	nm	20.8%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	—	—	—	0.7	0.1	0.8
Share-based compensation expense	—	—	—	—	3.1	3.1
LSC multiemployer pension plans obligations	—	—	—	—	7.3	7.3
Non-income tax, net	0.1	—	—	—	—	0.1
COVID-19 related recoveries, net	—	(0.2)	—	(0.7)	—	(0.9)
Total Non-GAAP adjustments	0.1	(0.2)	—	—	10.5	10.4

Non-GAAP income (loss) from operations	$6.6	$58.9	$2.0	$6.3	$(12.5)	$61.3
Non-GAAP operating margin %	17.1%	42.5%	9.2%	13.5%	nm	25.0%

Depreciation and amortization	3.7	1.5	3.6	1.0	—	9.8
Adjusted EBITDA	$10.3	$60.4	$5.6	$7.3	$(12.5)	$71.1
Adjusted EBITDA margin %	26.8%	43.6%	25.7%	15.7%	nm	29.0%

Capital expenditures	$3.7	$0.6	$1.8	$0.5	$1.4	$8.0

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Three Months Ended March 31,
	2022	2021
Operating Activities
Net earnings	$26.4	$35.2
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	10.7	9.8
Provision for expected losses on accounts receivable	2.3	1.1
Share-based compensation	3.6	3.1
Deferred income taxes	(0.2)	3.2
Net pension plan income	(0.2)	(1.0)
Amortization of right-of-use assets	4.1	4.4
Other	0.2	0.9
Changes in operating assets and liabilities:
Accounts receivable, net	(22.2)	(63.1)
Prepaid expenses and other current assets	(12.2)	(14.3)
Accounts payable	16.4	4.0
Income taxes payable and receivable	5.3	5.0
Accrued liabilities and other	(81.1)	(20.5)
Operating lease liabilities	(5.0)	(5.8)
Pension and other postretirement benefits plan contributions	(0.3)	(0.3)
Net cash used in operating activities	(52.2)	(38.3)
Investing Activities
Capital expenditures	(9.9)	(8.0)
Net cash used in investing activities	(9.9)	(8.0)
Financing Activities
Revolving facility borrowings	113.0	105.0
Payments on revolving facility borrowings	(43.0)	(83.0)
Treasury share repurchases	(52.6)	(11.2)
Proceeds from exercise of stock options	0.3	—
Finance lease payments	(0.4)	—
Net cash provided by financing activities	17.3	10.8
Effect of exchange rate on cash and cash equivalents	0.7	0.4
Net decrease in cash and cash equivalents	(44.1)	(35.1)
Cash and cash equivalents at beginning of year	54.5	73.6
Cash and cash equivalents at end of period	$10.4	$38.5
Supplemental cash flow information
Income taxes paid (net of refunds)	$2.5	$2.5
Interest paid	$0.9	$0.3

Additional Information:
Net cash used in operating activities	$(52.2)	$(38.3)
Less: capital expenditures	9.9	8.0
Free Cash Flow	$(62.1)	$(46.3)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Reported to Organic Net Sales

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended March 31, 2022	$44.7	$103.6	$25.1	$37.6	$211.0

For the Three Months Ended March 31, 2021	$38.5	$138.5	$21.8	$46.5	$245.3

Net sales change	16.1%	(25.2%)	15.1%	(19.1%)	(14.0%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	(0.3%)	(0.1%)	(0.9%)	—	(0.2%)

Net organic sales change	16.4%	(25.1%)	16.0%	(19.1%)	(13.8%)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Net Earnings to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Net earnings	$137.1	$26.4	$25.6	$42.2	$42.9
Adjustments
Restructuring, impairment and other charges, net	14.6	1.8	6.7	3.3	2.8
Share-based compensation expense	20.0	3.6	5.3	5.2	5.9
LSC multiemployer pension plans obligations	(1.9)	—	(2.3)	0.2	0.2
Non-income tax, net	(2.0)	(0.3)	(0.2)	(0.5)	(1.0)
COVID-19 related recoveries, net	(0.1)	—	—	—	(0.1)
Gain on sale of long-lived assets, net	(0.7)	—	—	(0.7)	—
Gain on equity investments	(0.6)	—	—	(0.6)	—
Depreciation and amortization	41.2	10.7	10.4	10.0	10.1
Interest expense, net	22.8	1.5	9.5	5.9	5.9
Pension income and other income, net	(3.9)	(0.2)	(1.1)	(1.1)	(1.5)
Income tax expense	48.3	7.6	7.4	18.6	14.7
Total Non-GAAP adjustments	137.7	24.7	35.7	40.3	37.0
Adjusted EBITDA	$274.8	$51.1	$61.3	$82.5	$79.9

Tech-enabled services	$492.7	$91.7	$124.9	$142.1	$134.0
Software solutions	279.5	69.8	73.8	69.3	66.6
Print and distribution	186.8	49.5	34.1	36.3	66.9
Total net sales	$959.0	$211.0	$232.8	$247.7	$267.5

Adjusted EBITDA margin %	28.7%	24.2%	26.3%	33.3%	29.9%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Net earnings (loss)	$5.2	$35.2	$(35.8)	$7.1	$(1.3)
Adjustments
Restructuring, impairment and other charges, net	76.9	0.8	44.0	7.0	25.1
Share-based compensation expense	14.4	3.1	3.8	4.4	3.1
LSC multiemployer pension plans obligations	26.3	7.3	0.9	5.8	12.3
Non-income tax, net	5.3	0.1	2.5	2.7	—
COVID-19 related (recoveries) expense, net	(1.2)	(0.9)	(0.4)	(1.0)	1.1
Loss on equity investment	0.2	0.2	—	—	—
Accelerated rent expense	2.2	—	0.3	1.3	0.6
eBrevia contingent consideration	(0.4)	—	—	(0.4)	—
Depreciation and amortization	48.3	9.8	11.2	12.6	14.7
Interest expense, net	23.5	5.3	6.0	5.9	6.3
Pension income and other income, net	(2.3)	(1.0)	(0.4)	(0.4)	(0.5)
Income tax expense (benefit)	16.0	11.2	2.8	2.6	(0.6)
Total Non-GAAP adjustments	209.2	35.9	70.7	40.5	62.1
Adjusted EBITDA	$214.4	$71.1	$34.9	$47.6	$60.8

Tech-enabled services	$445.8	$118.5	$107.4	$104.5	$115.4
Software solutions	213.2	60.3	54.2	51.1	47.6
Print and distribution	260.1	66.5	48.7	53.9	91.0
Total net sales	$919.1	$245.3	$210.3	$209.5	$254.0

Adjusted EBITDA margin %	23.3%	29.0%	16.6%	22.7%	23.9%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	March 31, 2022		December 31, 2021		March 31, 2021
Availability
Stated amount of the Revolving Facility (a)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	—		—		—
Amount available under the Revolving Facility	300.0		300.0		300.0

Usage
Borrowings under the Revolving Facility	70.0		—		22.0
Impact on availability related to outstanding letters of credit	2.1		2.2		—
Amount used under the Revolving Facility	72.1		2.2		22.0

Availability under the Revolving Facility	227.9		297.8		278.0

Cash and cash equivalents	10.4		54.5		38.5

Net Available Liquidity	$238.3		$352.3		$316.5

Total debt	194.1		124.0		252.7

Adjusted EBITDA for the twelve months ended March 31, 2022 and 2021, and the year ended December 31, 2021	$274.8		$294.8		$214.4

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	0.7	x	0.4	x	1.2	x

Non-GAAP Net Debt (defined as total debt less cash and cash equivalents)	183.7		69.5		214.2

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	0.7	x	0.2	x	1.0	x

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(a)
The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Consolidated Net Leverage Ratio, both as defined and calculated in the credit agreement. There was $70.0 million of borrowings outstanding under the Revolving Facility as of March 31, 2022, and $2.1 million of outstanding letters of credit that reduced the availability under the Revolving Facility as of March 31, 2022. Based on the Company’s results of operations for the twelve months ended March 31, 2022 and existing debt, the Company would have had the ability to utilize the remaining $227.9 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the Revolving Facility agreement.